UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

CXJ GROUP CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-56425	85-2041913
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

C290, DoBe E-Manor,

Dongning Road No. 553,

Jianggan District, Hangzhou City

Zhejiang Province, Peoples Republic of China

(Address of Principal Executive Offices) (NA)

+86 18668175727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

SECTION 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On 15 July, 2022, Mr. Wenbin Mao tendered his resignation for personal reasons and resigned as a member of the Board of Directors (the “Board”) of the CXJ Group Co., Limited (the “Company”) with effective from 28 July, 2022. The Board accepted the resignation of Mr. Wenbin Mao, and expressed sincere gratitude for his service term as a member of the Board.

On 15 July, 2022, Mr. Baiwan Niu tendered his resignation for personal reasons and resigned as a member of the Board of the Company with effective from 28 July, 2022. The Board accepted the resignation of Mr. Baiwan Niu, and expressed sincere gratitude for his service term as a member of the Board.

On 15 July, 2022, Mr. Tianbing Yang tendered his resignation for personal reasons and resigned as a member of the Board of the Company with effective from 28 July, 2022. The Board accepted the resignation of Mr. Tianbing Yang, and expressed sincere gratitude for his service term as a member of the Board.

On 15 July, 2022, Ms. Cuiyao Luo tendered her resignation for personal reasons and resigned as a member of the Board of the Company with effective from 28 July, 2022. The Board accepted the resignation of Ms. Cuiyao Luo, and expressed sincere gratitude for her service term as a member of the Board.

In connection with the above resignations, the Board believes that their resignation will not affect the Company normal business operation and management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CXJ GROUP CO., LIMITED

	By	/s/ Lixin Cai
Date: July 28, 2022	Name:	Lixin Cai
	Title:	Chairman and Chief Executive Officer